EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
J. C. Penney Company, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 33-28390, 33-66070, 33-66072, 333-33343, 333-27329, 333-45536, 333-62066, 333-125356) and on Form S-3 (Registration Nos. 333-57019 and 333-103147-01) of J. C. Penney Company, Inc. of our reports dated April 2, 2007, with respect to the consolidated balance sheets of J. C. Penney Company, Inc. and Subsidiaries as of February 3, 2007 and January 28, 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended February 3, 2007, management’s assessment of the effectiveness of internal control over financial reporting as of February 3, 2007 and the effectiveness of internal control over financial reporting as of February 3, 2007, which reports appear in the February 3, 2007 Annual Report on Form 10-K of J. C. Penney Company, Inc. Our report refers to the adoption of the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” in fiscal year 2005 and Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” on February 3, 2007.
/s/ KPMG LLP
Dallas, Texas
April 2, 2007